FOR IMMEDIATE RELEASE

Rockdale Resources Corporation Announces the Successful

Drilling of Three New Oil Wells

AUSTIN, Texas, March 27, 2014 (MARKETWIRE) -- Rockdale Resources Corporation (OTC QB: BBLS), an Austin, Texas-based oil production and exploration and drilling company, announced today the successful drilling of three new oil wells on the Company's existing 623 acre lease in the Minerva-Rockdale Field; located approximately 50 miles northeast of Austin.

The Company has recently raised new equity capital in connection with its previously announced private placement of the company's common stock. Some of the uses of proceeds from this equity financing were utilized for this immediate drilling of additional oil wells on the Company’s current lease.

"We are excited to announce the successful drilling of our first three new oil wells with our recently raised new equity,” stated Marc S. Spezialy, the Company’s Chief Executive Officer. Mr. Spezialy further noted, “The electric logs show a promising productive zone similar to the wells drilled in June and August 2013; and we look forward to updating the shareholders again once we are able to quantify the increase in oil production that these three new wells will contribute to the Company’s overall oil production.”

Upon the initiation of production of these three oil wells, the Company will have a total of 7 producing oil wells which were drilled under the supervision of the Company’s current leadership. The Company plans to drill an additional four new oil wells on our existing acreage in the Minerva-Rockdale Field in the coming months.

The Company expects to complete its previously announced equity financing shortly to facilitate the drilling of the next four oil wells. While we cannot guarantee, we expect these next seven oil wells to collectively produce significant positive cash flow for the Company, providing it further flexibility and opportunities to continue rapidly growing its business and creating shareholder value. To that end, going forward, the Company plans and expects to pursue a high growth but balanced strategy of drilling for oil on proven acreage, acquiring exiting oil production that it believes has a high probability of enhancing and increasing production and acquiring additional leases to build its portfolio of potential drilling locations.

Going forward the Company intends to provide regular updates regarding its oil production and other future accomplishments and looks forward to initiating an investment community visibility program in the months ahead.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company. The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale. Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Marc Spezialy, Rockdale Resources Corporation, 512-537-2257.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com

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